**JOINT PRESS RELEASE**

Contacts:

Randall E. Black
President and Chief Executive Officer
Citizens Financial Services, Inc.
(570) 662-2121

Rodney P. Seidel
President and Chief Executive Officer
The First National Bank of Fredericksburg
(717) 202-2255

Stockholders of The First National Bank of Fredericksburg Approve
Bank’s Pending Acquisition by Citizens Financial Services, Inc.

Mansfield and Fredericksburg, PA; November 10, 2015.  Citizens Financial Services, Inc. (OTC Pink “CZFS”), the holding company for First Citizens Community Bank (“FCCB”), and The First National Bank of Fredericksburg (“FNB”) announced today that at a special meeting of stockholders held earlier today, FNB’s stockholders overwhelmingly approved the pending merger of FNB with and into FCCB.

All bank regulatory and stockholder approvals have been received to close the proposed transaction, which is expected to occur on or about December 11, 2015, subject to the satisfaction of customary closing conditions.

Citizens Financial Services, Inc.

Citizens Financial Services, Inc. is the bank holding company for First Citizens Community Bank, a Pennsylvania-chartered commercial bank.  First Citizens Community Bank operates 18 full-service offices in Pennsylvania and New York.  For more information about Citizens Financial Services, Inc. and First Citizens Community Bank, visit its website at www.firstcitizensbank.com.

The First National Bank of Fredericksburg

The First National Bank of Fredericksburg operates seven full-service offices in Fredericksburg, Friedensburg, Lebanon (3 offices), Mt. Aetna and Schuylkill Haven.  FNB’s stock is not publicly traded.  For more information about The First National Bank of Fredericksburg, visit its website at www.fnbankonline.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act relating to the proposed merger. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. Among the factors that could cause actual results to differ materially from forward-looking statements contained in this press release are the ability to meet the closing conditions to the proposed merger on the expected terms and schedule and delay in closing the merger.  Citizens undertakes no obligation to revise these forward-looking statements or to reflect changes in events or circumstances after the date o